                                                                EXHIBIT 15

                        ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
Northfield Laboratories Inc.:

With respect to the registration statement on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our report dated December 20, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                        /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP

Chicago, Illinois
January 7, 1997